Exhibit 8.3

October 8, 2009

BHP Billiton Finance (USA) Limited

180 Lonsdale Street

Melbourne Vic 3000

Australia

BHP Billiton Limited

180 Lonsdale Street

Melbourne Vic 3000

Australia

BHP Billiton Plc

Neathouse Place

Victoria

London SW1V 1BH

United Kingdom

Dear Sirs

BHP BILLITON FINANCE (USA) LIMITED

Registration Statement on Form F-3

1.	We have acted as your special United Kingdom taxation legal counsel in connection with the preparation of a registration statement on Form F-3 (the “Registration Statement”) to be filed by BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the issuance and sale of debt securities (the “Debt Securities”) of BHP Billiton Finance (USA) Limited, guaranteed by each of BHP Billiton Plc and BHP Billiton Limited. The Debt Securities are to be issued under an indenture (the “Indenture”), dated as of April 17, 2003, among BHP Billiton Finance (USA) Limited, BHP Billiton Plc, BHP Billiton Limited and The Bank of New York, as trustee. We refer to the prospectus in respect of the Debt Securities contained in the Registration Statement (the “Prospectus”). You have asked that we provide you with a letter confirming that the statements set forth in the Prospectus under the heading “Material Tax Consequences—United Kingdom Taxation” and “Material Tax Consequences—European Union Taxation Directive” have been reviewed by us and in our opinion fairly present the matters referred to therein in all material aspects.

2.	In respect of the statements set forth in the Prospectus under the heading “Material Tax Consequences—United Kingdom Taxation” the statements in this letter are limited to the United Kingdom taxation law as applied in practice on the date hereof by HM Revenue and Customs and the English courts. In respect of the statement set forth in the Prospectus under the heading “Material Tax Consequences—European Union Taxation Directive” the statements in this letter are limited to the directive regarding the taxation of savings income. We have not considered the laws of any other jurisdiction. We have not advised on, nor been asked to advise on, the United Kingdom tax consequences on any intra group funding arrangements involving the use of the proceeds of the Debt Securities and in particular the deduction of UK income tax from any intra group interest payments with a UK source used to service the Debt Securities.

Opinion

3.	On the basis that any payment by BHP Billiton Plc under its guarantee will be under the terms and in accordance with the terms of the guarantee contained in Section 205 of the Indenture, on the basis of our review of the Prospectus and Indenture, and on the basis of the limitations contained in this letter, we are of the opinion that:

(i)	the statements set forth in the Prospectus under the heading “Material Tax Consequences—United Kingdom Taxation” are an accurate summary of the United Kingdom withholding tax position in relation to payments of interest made under BHP Billiton Plc’s guarantee of BHP Billiton Finance (USA) Limited’s obligations under the Debt Securities and an accurate summary of the incidence of directly assessed United Kingdom taxation on such a payment of interest and as such fairly presents the information disclosed therein; and

(ii)	the statements set forth in the Prospectus under the heading “Material Tax Consequences—European Union Taxation Directive” are an accurate summary of the position regarding the directive regarding the taxation of savings income and as such fairly presents the information disclosed therein.

We hereby consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP

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